Exhibit 99.1

Pernix Announces Patent Litigation Settlement
Agreement with Actavis Concerning Zohydro® ER

MORRISTOWN, N.J. - January 29, 2018 - Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX), a specialty pharmaceutical company, today announced that it has entered into a settlement agreement with Actavis Laboratories FL ("Actavis") resolving patent litigation related to Zohydro® ER (hydrocodone bitartrate). The litigation has been pending in the U.S. District Court for the District of Delaware and resulted from Actavis's submission of an Abbreviated New Drug Application (ANDA) to the U.S. Food & Drug Administration (FDA) seeking approval to market a generic version of Zohydro® ER.

Under the terms of the agreement, Pernix will grant Actavis a license to begin selling a generic version of Zohydro® ER on March 1, 2029, or earlier under certain circumstances. Other details of the settlement are confidential. The launch of Actavis's generic product is contingent upon Actavis receiving final approval from the FDA of its ANDA for a generic version of Zohydro® ER.

"We are pleased to have settled the outstanding litigation and appeal with Actavis," said John Sedor, Pernix's Chairman and Chief Executive Officer. "This agreement underscores the strength of our intellectual property around Zohydro® ER, and aids in reducing litigation costs. We will continue to defend our existing patents, and intend to further expand our intellectual property portfolio around each of our core brands, including Zohydro® ER."

The settlement agreement also resolves a pending appeal related to a patent litigation between Recro Gainesville LLC and Actavis, which also relates to Actavis's proposed generic version of Zohydro® ER.

As required by law, the parties will submit the settlement agreement to the U.S. Federal Trade Commission and the U.S. Department of Justice for review.

A patent litigation brought by Pernix against Alvogen Malta Operations Ltd. related to Alvogen's proposed generic version of Zohydro® ER remains pending in the U.S. District Court for the District of Delaware.

About Pernix Therapeutics
Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market.  The Company is currently focused on the therapeutic areas of Neurology and Pain, and has an interest in expanding into additional specialty segments.  The Company promotes its branded products to physicians through its internal sales force and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions are forward-looking statements.  These statements reflect the Company's current views, expectations and beliefs concerning future events.  In addition, any statements related to Pernix's future strategy and plans with respect to its intellectual property portfolio and other statements related to the outcome of pending litigation, settlement discussions or other adverse proceedings contained herein are forward-looking statements. Such plans, expectations and statements are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive, litigation and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein. The inclusion of forward-looking statements should not be regarded as a representation by Pernix that any of its plans will be achieved.  Investors should note that many factors, including the risks and uncertainties inherent in the outcome of pending litigation and settlement proceedings, as more fully described in Pernix's filings with the Securities and Exchange Commission (SEC) (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and subsequent filings with the SEC), could affect the Company's future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this press release.  The forward-looking statements in this press release are qualified by risk factors identified by the Company.  These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT
 Investor Relations
Bob Yedid
LifeSci Advisors, LLC
Bob@LifeSciAdvisors.com